                                                                    EXHIBIT 10.6



                     AGREEMENT AND PLAN OF REORGANIZATION

                               TABLE OF CONTENTS

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
ARTICLE I - THE MERGER...........................................................................................     2

         1.1      The Merger.....................................................................................     2
         1.2      Effective Time.................................................................................     2
         1.3      Effect of the Merger...........................................................................     3

ARTICLE II - CONVERSION OF SHARES................................................................................     3

         2.1      Shares to Be Issued; Effect on Company Stock...................................................     3
         2.2      Rights to Acquire Company Stock, Etc...........................................................     4
         2.3      Surrender of Certificates......................................................................     4
         2.4      No Further Ownership Rights in Company Stock...................................................     6
         2.5      No Further Obligations to Finder...............................................................     6
         2.6      Lost, Stolen or Destroyed Certificates.........................................................     6
         2.7      Tax Consequences...............................................................................     6
         2.8      Taking of Necessary Action; Further Action.....................................................     6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................     6

         3.1      Organization of the Company....................................................................     7
         3.2      No Subsidiaries................................................................................     7
         3.3      Incorporation of Company.......................................................................     7
         3.4      Company Capital Structure......................................................................     7
         3.5      Authority......................................................................................     8
         3.6      No Conflict....................................................................................     8
         3.7      Consents.......................................................................................     8
         3.8      Company Financial Statements...................................................................     9
         3.9      No Undisclosed Liabilities.....................................................................     9
         3.10     No Changes.....................................................................................     9
         3.11     Tax Matters....................................................................................    11
         3.12     Restrictions on Business Activities............................................................    13
         3.13     Title of Properties; Absence of Liens and Encumbrances; Condition of
                     Equipment...................................................................................    13
         3.14     Intellectual Property..........................................................................    14
         3.15     Agreements, Contracts and Commitments..........................................................    17
         3.16     Interested Party Transactions..................................................................    19
         3.17     Governmental Authorization.....................................................................    19
         3.18     Litigation.....................................................................................    19
         3.19     Accounts Receivable; Inventory.................................................................    19
         3.20     Minute Books...................................................................................    20
         3.21     Environmental Matters..........................................................................    20
         3.22     Brokers'and Finders'Fees; Third Party Expenses.................................................    21
         3.23     Employee Benefit Plans and Compensation........................................................    21


                               TABLE OF CONTENTS
                                  (continued)

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         3.24     Insurance......................................................................................    24
         3.25     Compliance with Laws...........................................................................    24
         3.26     Warranties; Indemnities........................................................................    24
         3.27     Complete Copies of Materials...................................................................    25
         3.28     Statements in Shareholder Solicitations........................................................    25
         3.29     Representations Complete.......................................................................    25

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................................    25

         4.1      Organization, Standing and Power...............................................................    25
         4.2      Authority......................................................................................    26
         4.3      Subsidiaries...................................................................................    26
         4.4      Capitalization.................................................................................    26
         4.5      Compliance with Other Instruments..............................................................    27
         4.6      Intellectual Property..........................................................................    27
         4.7      Consents.......................................................................................    27
         4.8      Litigation, etc................................................................................    28
         4.9      Employees......................................................................................    28
         4.10     Employee and Consultant Agreements.............................................................    28
         4.11     Registration Rights and Voting Rights..........................................................    28
         4.12     Brokers or Finders.............................................................................    28
         4.13     Financial Statements...........................................................................    28
         4.14     Employee Benefit Plans.........................................................................    29
         4.15     Tax Returns, Payments and Elections............................................................    29
         4.16     Representations Complete.......................................................................    29

ARTICLE V - CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................................    29

         5.1      Conduct of Business of the Company.............................................................    29
         5.2      No Solicitation................................................................................    32

ARTICLE VI - ADDITIONAL AGREEMENTS...............................................................................    33

         6.1      Company Shareholder and Parent and Merger Sub Stockholder Approvals............................    33
         6.2      Access to Information..........................................................................    33
         6.3      Confidentiality................................................................................    33
         6.4      Expenses.......................................................................................    34
         6.5      Public Disclosure..............................................................................    34
         6.6      Consents.......................................................................................    34
         6.7      FIRPTA Compliance..............................................................................    34
         6.8      Reasonable Efforts.............................................................................    34
         6.9      Notification of Certain Matters................................................................    35


                               TABLE OF CONTENTS
                                  (continued)

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         6.10     Tax Treatment..................................................................................    35
         6.11     Foreign Corporation Application................................................................    35
         6.12     Additional Documents and Further Assurances....................................................    35

ARTICLE VII - CONDITIONS TO THE MERGER...........................................................................    35

         7.1      Conditions to Obligations of Each Party to Effect the Merger...................................    35
         7.2      Additional Conditions to Obligations of the Company............................................    36
         7.3      Additional Conditions to the Obligations of Parent and Merger Sub..............................    38

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.......................................    39

         8.1      Survival of Representations, Warranties and Covenants..........................................    39
         8.2      Indemnification by Company and Company Shareholders............................................    39
         8.3      Escrow Fund....................................................................................    40

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER...................................................................    43

         9.1      Termination....................................................................................    43
         9.2      Extension of Effective Time Upon Material Breach...............................................    44
         9.3      Effect of Termination..........................................................................    44
         9.4      Amendment......................................................................................    44
         9.5      Extension; Waiver..............................................................................    44

ARTICLE X - GENERAL PROVISIONS...................................................................................    44

         10.1     Notices........................................................................................    44

                                                                    Exhibit 10.6

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and
                                                      ---------
entered into as of October 12 1998 (the "Execution Date") among LookSmart, Ltd.,
                                         --------------
a Delaware corporation ("Parent"), LS Sub, Inc., a Delaware corporation and a
                         ------
wholly-owned subsidiary of Parent ("Merger Sub"), BeSeen.com, Inc., a Texas
                                    ----------
corporation (the "Company"), and as to Article VIII, Drew Duncan, Josh Elmore,
                  -------
Thomas and Mary Duncan, Allen Lee, GCWF Investment Partners, Rainmaker Capital, LLC, Paul Hurdlow, and U.S. Bank Trust, as Escrow Agent.

                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each such company and their respective shareholders that Parent and Company become affiliated through the merger of Company with and into Merger Sub (the "Merger") and, in furtherance thereof,
                                       ------
have approved the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of stock of the Company (the "Company Stock") and all outstanding options, warrants
                           -------------
or other rights to acquire or receive shares of Company Stock shall be converted into the right to receive (i) the cash consideration set forth herein, and (ii) the shares of Series 1 Junior Preferred Stock of LookSmart Ltd., $.001 par value (the "Junior Preferred Stock"), such shares of Junior Preferred Stock having the
      ----------------------
rights, privileges and preferences set forth in the Restated Certificate of Incorporation of Parent (the "Restated Certificate") in substantially the form
                              --------------------
attached hereto as Exhibit A.
                   ---------

     C.   Pursuant to that certain letter agreement (the "Finder Agreement")
                                                          ----------------
between the Company and Rainmaker Capital LLC, a California limited liability company ("Finder") and at Company's instruction, Finder will receive four
          ------
percent (4%) of the Merger Consideration (as defined herein) in full payment of its services performed thereunder.

     D. A portion of the Junior Preferred Stock otherwise payable by Parent in connection with the Merger shall be placed in escrow by Parent for the purposes of satisfying damages, losses, expenses, and other similar charges which result from breaches of representations, warranties and covenants.

     E. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
 ----

     F. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     G. Concurrent with the Merger, Josh Elmore and Drew Duncan (together, the "Principal Shareholders") will enter into employment relationships with Parent,
 ----------------------
the terms of which are set forth in certain letters and agreements (collectively, the "Employment Letters") as of the date hereof, in substantially
                    ------------------
the form attached hereto as Exhibit B to be executed on or before Closing (as
                            ---------
defined herein).

     H. Concurrent with Merger, the Parent will grant to the Principal Shareholders, the other shareholders of the Company (together with the Principal Shareholders, the "Company Shareholders") and the Finder certain information and
                   --------------------
registration rights similar to rights granted to current holders of the Parent's Series A Preferred Stock, $.001 par value and Series B Preferred Stock, $.001 par value (together, the "Senior Preferred Stock") pursuant to an Amended and
                          ----------------------
Restated Investors Rights Agreement (the "Investor Rights Agreement") in
                                          -------------------------
substantially the form attached hereto as Exhibit C.
                                          ---------

     I. Concurrent with Merger, the Parent and each Company Shareholder shall enter into a Series 1 Voting Agreement in substantially the form attached hereto as Exhibit G (the "Series 1 Voting Agreement").
   ---------

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law")
                                                                ------------
and Texas Business Corporation Act ("Texas Law"), Company shall be merged with
                                     ---------
and into Merger Sub, the separate corporate existence of and corporate organization of Company shall cease, and the Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The Merger shall be consummated pursuant to
           ---------------------
the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of the Company, Merger Sub and Parent, and by the Company Shareholders and by Parent, as the sole shareholder of Merger Sub.

     1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VII, and in any case no later than thirty (30) business days following the Execution Date, unless such time is extended pursuant to Section 9.2, at the offices of Wilson Sonsini Goodrich & Rosati ("WSGR"), 650 Page Mill Road, Palo Alto, California,
                            ----
unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing
                                                                     -------

Date." On the Closing Date, the proper officers of Merger Sub and Company shall
----
execute and acknowledge appropriate certificates of merger that shall be filed with the Secretary of State of Delaware, in the case of Merger Sub, and the Secretary of State of Texas, in the case of Company, on the first business day following the Closing Date, all in accordance with applicable law. The Merger shall become effective immediately upon completion of such filings (the "Effective Time").
 --------------

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation, including any and all outstanding state tax liabilities of the Company in the State of Texas.

          (a)  Certificate of Incorporation; Bylaws.
               ------------------------------------

               (i) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

               (ii) Unless otherwise determined by Parent, the Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          (b)  Directors and Officers.  The directors and officers of Merger Sub
               ----------------------
immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

                                  ARTICLE II

                             CONVERSION OF SHARES


     2.1  Shares to Be Issued; Effect on Company Stock.  The number of shares of
          --------------------------------------------
Junior Preferred Stock to be issued in exchange for the acquisition by Parent of all outstanding Company Stock and all unexpired and unexercised options, warrants or other rights to acquire Company Stock shall be [**]. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, Finder or the Company Shareholders, the following shall occur:

          (a)  Conversion of Company Stock. (i) Each share of Company Stock
               ---------------------------
(including any shares of Company Stock issued upon exercise, conversion or exchange of all other outstanding securities immediately prior to the Closing pursuant to Section 2.2) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Stock to be canceled pursuant to Section 2.1(b)) (the "Convertible Shares") will be canceled and extinguished
                         ------------------
and
converted into the right to receive, subject to the provisions of Section 2.1(a)(iii), (A) a per share cash payment without interest determined by dividing [**] (minus $30,000 due to Finder for services rendered to Company, together with any amount in excess of $40,000 due and to become due to Gray Cary Ware & Friedenrich LLP for services rendered and to be rendered to the Company, and related expenses, in connection with the transactions contemplated hereby) (the "Cash Consideration") by the number of Convertible Shares, and (B) that
      ------------------
number of shares of Junior Preferred Stock equal to [**] (minus 40,000 shares of Junior Preferred Stock due to Finder for services rendered to Company) divided by the number of Convertible Shares (the "Equity Consideration," and
                                                  --------------------
together with the Cash Consideration the "Merger Consideration").  No fractional
                                          --------------------
shares of Junior Preferred Stock shall be issued.

               (ii) The portion of the Merger Consideration for each Convertible Share shall be paid upon surrender of the certificate representing such share in the manner provided in Section 2.3.

               (iii) Ten percent (10%) of the Equity Consideration (together with all dividends and other distributions thereon) (the "Escrow Fund") shall be
                                                          -----------
placed in escrow for the purposes of satisfying damages, losses, expenses, and other similar charges which result from breaches of representations and warranties, and shall be held and disbursed pursuant to this Agreement and the Escrow Agreement to be signed between the parties (the "Escrow Agreement"),
                                                        ----------------
substantially in the form attached hereto as Exhibit D.
                                             ---------

               (iv) All Convertible Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such Convertible Shares shall thereafter represent the right to receive upon surrender of such certificate the portion of the Merger Consideration into which such Convertible Share was converted in the Merger without interest.

          (b)  Cancellation of Company-Owned Stock. Each share of the Company
               -----------------------------------
Stock owned by the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Payment to Finder.  The Company hereby directs Parent to pay
               -----------------
Finder the following amounts due to Finder for services rendered to Company under the Finder Agreement: (i) $30,000 in cash and (ii) 40,000 shares of Junior Preferred Stock, which shall be treated as Equity Consideration for purposes of this Agreement and the Escrow Agreement.

     2.2  Rights to Acquire Company Stock, Etc. At the Effective Time, all
          ------------------------------------
outstanding options, warrants, convertible notes or any other securities convertible into, exchangeable for or rights to acquire Company Stock shall have been converted, exchanged or exercised pursuant to their provisions or canceled.

     2.3  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent. WSGR shall serve as the exchange agent (the
               --------------
"Exchange Agent") in the Merger.
 --------------

          (b)  Parent to Provide Junior Preferred Stock and Cash Consideration.
               ---------------------------------------------------------------
Immediately prior to the Effective Time, Parent shall make available to the Exchange Agent for exchange: (i) certificates representing the aggregate number of shares of Junior Preferred Stock issuable pursuant to Section 2.1; and (ii) cash in the aggregate amount of the Cash Consideration.

          (c)  Exchange Procedures.  At the Closing, the Company Shareholders
               -------------------
shall deliver to the Exchange Agent stock certificates (the "Certificates")
                                                             ------------
representing all of the outstanding Convertible Shares and each Principal Shareholder shall execute and deliver to the Exchange Agent Section 83(b) elections ("Section 83(b) Elections") with respect to the Junior Preferred Stock to be received in the Merger. Upon surrender of a Certificate for cancellation to the Exchange Agent and the transmittal for filing with the Internal Revenue Service of a Section 83(b) Election by each Principal Shareholder that will receive Junior Preferred Stock subject to vesting or other transfer restrictions, the holder of such Certificate shall be entitled to receive in exchange therefor: (i) a certificate representing the number of whole shares of Junior Preferred Stock to which such holder is entitled; and (ii) such holder's pro rata portion of the Cash Consideration, as set forth on Schedule 2.3(c) and the Certificate so surrendered shall forthwith be canceled and the holder thereof shall no longer have any rights with respect to such Certificate. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Convertible Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the Merger Consideration.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions with respect to the Junior Preferred Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Junior Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Junior Preferred Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Junior Preferred Stock.

          (e)  Transfers of Ownership.  If any certificate for shares of Junior
               ----------------------
Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Junior Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 2.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Junior Preferred Stock or Company Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.4  No Further Ownership Rights in Company Stock. (a) All cash amounts
          --------------------------------------------
paid by Parent, and (b) all shares of Junior Preferred Stock issued in exchange for Convertible Shares in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full payment for and in full satisfaction of all rights pertaining to such Convertible Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Convertible Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article.

     2.5  No Further Obligations to Finder. (a) All cash amounts paid by Parent,
          --------------------------------
and (b) all shares of Junior Preferred Stock issued to Finder in accordance with the terms hereof shall be deemed to have been issued in full payment for and in full satisfaction of all obligations of Company due to Finder under the Finder Agreement.

     2.6  Lost, Stolen or Destroyed Certificates. In the event any Certificates
          --------------------------------------
evidencing Convertible Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 2.1; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.7  Tax Consequences. It is intended by the parties hereto that the Merger
          ----------------
shall constitute a reorganization within the meaning of Section 368(a) of the Code.

     2.8  Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in the disclosure schedule (referencing the appropriate Section and paragraph numbers) separately supplied by the Company (the "Company Disclosure
                                                            ------------------
Schedule") which exceptions shall be deemed to be representations and warranties
--------
as if made hereunder, that on the date hereof and as of the Effective Time as though made at the Effective Time; provided that, the representations and warranties as of a specified date will be true and correct as of such date, as follows:

     3.1  Organization of the Company. The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Texas. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Company Material Adverse Effect. For all purposes of this Agreement, the term "Company Material Adverse
                                                      ------------------------
Effect" means any change, event or effect that is adverse to the business,
------
assets (including intangible assets), condition (financial or otherwise), or results of operations of the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Section 3.1 of the Company Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

     3.2  No Subsidiaries. The Company has no subsidiaries or affiliated
          ---------------
companies.

     3.3  Incorporation of Company.  The Company was incorporated on August 3,
          ------------------------
1998 under Texas Law and pursuant to Section 351 of the Code. The incorporation of the Company was independent of, and unrelated to, any discussions with Parent concerning the Merger.

     3.4  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 1,000,000 shares of authorized Common Stock of which 101,388 shares are issued and outstanding as of the date hereof. The Common Stock is held by the persons, with the domicile addresses and in the amounts set forth in Section 3.4(a) of the Company Disclosure Schedule. All outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the capital stock. The Company has no other capital stock authorized, issued or outstanding.

          (b) The Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person ("Company
                                                                -------
Option"). There is no outstanding Company Stock which is subject to vesting.
------
There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

     3.5  Authority. The Company has all requisite power and authority to enter
          ---------
into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject in each case only to the approval of this Agreement by the Company Shareholders. This Agreement and the Merger have been approved by the Board of Directors of the Company. This Agreement and any Related Agreements to which the Company is a party have been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean the Investor
                                  ------------------
Rights Agreement, Escrow Agreement, the Series 1 Voting Agreement, and Stock Repurchase Agreements with each of the Principal Shareholders ("Stock Repurchase
                                                                ----------------
Agreements") substantively in the form attached hereto as Exhibit E.
----------                                                ---------

     3.6  No Conflict. The execution and delivery of this Agreement and any
          -----------
Related Agreements to which the Company is a party do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and
               --------
Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company, or any of its properties or assets (including intangible assets) are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except in the case of clauses (ii) and (iii) where such Conflict will not have a Company Material Adverse Effect.

     3.7  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for the filing of the Merger Agreement with the Secretary of the State of Texas.

     3.8  Company Financial Statements. Section 3.8 of the Company Disclosure
          ----------------------------
Schedule sets forth the Company's unaudited balance sheet as of August 31, 1998, and the related unaudited statement of income for the period ending August 31, 1998 (the "Company Interim Financials"). To the best of Company's knowledge, the
           --------------------------
Company Interim Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance. The Company's unaudited Balance Sheet as of August 31, 1998 shall be hereinafter referred to as the "Company Current Balance Sheet."
                                   -----------------------------

     3.9  No Undisclosed Liabilities. The Company has no liability,
          --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, in excess of $25,000, individually or in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Company Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since August 31, 1998.

     3.10 No Changes.  Except as set forth in Section 3.10 of the Company
          ----------
Disclosure Schedule, between August 31, 1998 and the date hereof, there has not been, occurred or arisen any:

          (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (b) other than payments under leases disclosed in the Company Current Balance Sheet, capital expenditures or capital commitments by the Company, exceeding $10,000 individually or $50,000 in the aggregate;

          (c) destruction of, damage to or loss of any material assets or business of the Company (whether or not covered by insurance);

          (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (e) revaluation by the Company of any of its assets except in connection with the conversion of debt to equity;

          (f) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) with respect to the stock of the Company, or any split, combination or reclassification with respect to the stock of the Company, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of stock of the Company or any direct or indirect redemption, repurchase or other acquisition by the Company of its stock (or options, warrants or other rights exercisable therefor) except in connection with conversion of debt to equity;

          (g) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person;

          (h) changes to the list and terms of the Employee Plans and Employment Agreements detailed at Schedule 3.23(b) of the Company Disclosure Schedule;

          (i) other than non-exclusive licenses pursuant to the Company's standard end-user agreements in substantially the form included in Section 3.14(g) of the Company Disclosure Schedule, any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound;

          (j) other than non-exclusive licenses pursuant to the Company's standard end-user agreements in substantially the form included in Section 3.14(g) of the Company Disclosure Schedule, sale, lease, license or other disposition of any of the assets or properties of the Company or any creation of any security interest in such assets or properties;

          (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

          (l) waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company;

          (m) the commencement or notice or, to Company's knowledge, the threat of any lawsuit or, to the Company's knowledge, proceeding or investigation against the Company or its affairs;

          (n) knowledge of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 3.14(a)(iii)) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 3.14(a)(i));

          (o) other than non-exclusive licenses pursuant to the Company's standard end-user agreements in substantially the form included in Section 3.14(g) of the Company Disclosure Schedule, (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity or (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity or (iii) entering into any agreement with respect to development of any Intellectual Property with a third party or (iv) change in pricing or royalties charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (p) event or condition of any character that has had or would have a Company Material Adverse Effect as of the date hereof;

          (q) other than a transaction of the types described in Sections 3.10(a) through (q) above, transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices; or

          (r) agreement by the Company or any officer or employee thereof, in his or her capacity as such, to do any of the things described in the preceding clauses 3.10(a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     3.11 TAX MATTERS.
          -----------

          (a)  Definition of Taxes. For the purposes of this Agreement, "Tax"
               -------------------                                       ---
or, collectively, "Taxes", means (i) any and all federal, state, local and
                   -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------
               (i) As of the Effective Time, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes
                                     -------
concerning or attributable to the Company or its operations and such Returns will be true and correct and will have been completed in accordance with applicable law.

               (ii) As of the Effective Time, the Company will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld for the period commencing August 3, 1998 (date of incorporation) and ending immediately prior to the Effective Time.

               (iii) The Company has not been delinquent in the payment of any Tax nor has Company received any notice of any Tax deficiency, assessed or proposed against it, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company, to its knowledge, has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Company Current Balance Sheet and set forth in Section 3.11(b)(v) of the Company Disclosure Schedule, whether asserted or unasserted, contingent or otherwise except for liabilities incurred since the Company Current Balance Sheet in the ordinary course of business.

               (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for the Company filed for all periods since its inception.

               (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes
 -----
other than Liens for Taxes not yet due and payable.

               (viii) Assuming that all Taxes due after the Effective Time are paid when due and that all Taxes accrued or reserved on the Current Balance Sheet will be paid when due, the Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) None of the Company's assets are treated as "tax-exempt use property", within the meaning of Section 168(h) of the Code.

               (x)      The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xi) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement, other than this Agreement.

               (xii) The Company is not and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiii) No adjustment relating to any Return filed by the Company has been proposed formally or, to the knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

               (xiv) Except as may be required as a result of the Merger, the Company has not nor will it be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 of
Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (c)  Executive Compensation Tax. There is no contract, agreement, plan
               --------------------------
or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company, individually or collectively, that could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     3.12 Restrictions on Business Activities. There is no agreement (noncompete
          -----------------------------------
or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or which is otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company (as presently conducted by the Company or as currently contemplated by the Company to be conducted), any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company (as presently conducted by the Company or as currently contemplated by the Company to be conducted) which would have a Company Material Adverse Effect. Without limiting the foregoing, the Company has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     3.13 Title of Properties: Absence of Liens and Encumbrances: Condition of
          --------------------------------------------------------------------
          Equipment
          ---------

          (a) The Company does not own any real property, nor has it ever owned any real property. Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payment payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) .

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) Section 3.13(c) of the Company Disclosure Schedule lists all material items or classes of items of equipment (the "Equipment") owned or
                                                      ---------
leased by the Company and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to the Company's current and former customers (the "Customer Information"). No person
                                             --------------------
other than the Company possesses any claims or rights with respect to use of the Customer Information.

     3.14  INTELLECTUAL PROPERTY
           ---------------------

          (a) For the purposes of this Agreement, the following terms have the following definitions :

               (i) "Intellectual Property" shall mean any or all of the following (A) works of authorship including, limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (B) inventions (whether or not patentable), improvements, and technology, (C) proprietary and confidential information, trade secrets and know how, (D) databases, customer listings and data, data compilations and collections and technical data, (E) logos, trade names, trade dress, trademarks and service marks, (F) domain names, web addresses and sites, (G) tools, methods and processes, including object libraries, and (H) all instances of the foregoing in any form and embodied in any media.

               (ii)  "Intellectual Property Rights" shall mean worldwide common
                      ----------------------------
law and statutory rights associated with (A) patents and patent applications,
(B) copyrights, copyrights registrations and copyrights applications and "moral" rights, (C) the protection of trade and industrial secrets and confidential information, (D) other proprietary rights relating to intangible intellectual property, (E) trademarks, trade names and service marks, (F) analogous rights to those set forth above, and (G) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

               (iii) "Company Intellectual Property" shall mean any Intellectual
                      -----------------------------
Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

               (iv) "Registered Intellectual Property Rights" shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

          (b) Section 3.14(b) of the Company Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or
      ----------------------------------------
actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 3.14(b) of the Company Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens against the Company's rights or interests or other encumbrances, except that, with respect to Intellectual Property or Intellectual Property Rights licensed to the Company that such Intellectual Property or Intellectual Property Rights are subject to the terms of the licenses of such Intellectual Property or Intellectual Property Rights listed in Section 3.14(g) of the Company Disclosure Schedule or not required to be listed in Section 3.14(g) of the Company Disclosure Schedule. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property .

          (d) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has directly paid the cost and expense of development, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property and associated Intellectual Property Rights therein by operation of law or by valid assignment to the extent legally permissible.

          (e) The Company has not transferred ownership of or granted any exclusive license of or exclusive right to use or authorized the retention of any exclusive rights to use or joint ownership in any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

          (f) Other than Intellectual Property Rights acquired by the Company pursuant to "shrink-wrap" and similar widely available commercial end-user licenses (in each case which is not included in the Company's products or technology including products and technology currently available or under development), the Company has listed all Intellectual Property and Intellectual Property Rights which are not Company Intellectual Property or Intellectual Property Rights of the Company used in and necessary to the conduct of the business of the Company as it currently is conducted or used in and/or believed to be necessary to the conduct of the business of the Company as currently proposed by the Company to be conducted, including, in each case, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

          (g) The contracts, licenses and agreements listed in Section 3.14(g) of the Company Disclosure Schedule include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

          (h) Section 3.14(h) of the Company Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company .

          (i) The operation of the business of the Company as it currently is conducted or is currently contemplated by the Company to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company, does not to the Company's knowledge and there is no reason to know that it will infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any reasonable basis therefor) .

          (j) Each item of Company Registered Intellectual Property is valid and with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (l) To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

          (m) The Company has taken reasonable steps to protect its rights in the confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and, except as noted in Section 3.14(m) of the Company Disclosure Schedule, all current and former employees, consultants and contractors of the Company have executed such an agreement in substantially the Company's standard form.

          (n) No Company Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property .

          (o) To the Company's knowledge, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material or a defamatory statement or material.

          (p) Except as stated in Section 3.14(p) of the Company Disclosure Schedule, all of the Company's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999 (collectively, "Year 2000
                                                              ---------
Compliant"). All of the Company's internal computer and technology products
---------
and systems are Year 2000 Compliant.

     3.15 AGREEMENTS, CONTRACTS AND COMMITMENTS
          -------------------------------------

          (a) Except as set forth in or excepted from (by virtue of the specific exclusions contained in Sections 3.14(g) or 3.14(h) hereof) Sections 3.14(g) and 3.14(h) of the Company Disclosure Schedule or as set forth in
Section 3.15(a) of the Company Disclosure Schedule, the Company is not a party to nor is bound by:

               (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (iii)  any fidelity or surety bond or completion bond,

               (iv) any lease of personal property having an annual rental rate individually in excess of $10,000 or $25,000 in the aggregate,

               (v) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 individually or $100,000 in the aggregate,

               (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

               (ix) any purchase order or contract for the purchase of materials involving in excess of $10,000 individually or $100,000 in the aggregate,

               (x)    any construction contracts,

               (xi) any dealer, distribution, joint marketing or development agreement,

               (xii) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services, or

               (xiii) any other agreement, contract or commitment that involves a current or future obligation of $10,000 individually or $100,000 in the aggregate or more and is not cancelable without penalty within sixty (60) days.

          (b) The Company is in compliance with, and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which it is a party or by which it is bound (collectively a "Contract"), nor is the Company aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than amounts or consideration which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     3.16 Interested Party Transactions. No officer, director or, to the
          -----------------------------
knowledge of the Company, Shareholder who holds greater than five percent (5%) of the Company Stock has or has had, directly or indirectly, (i) any material interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than five percent (5%) of
                 --------
the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.16.

     3.17 Governmental Authorization. "Company Authorizations" means each
          --------------------------   ----------------------
consent, license, permit, grant or other authorization (i) issued to the Company by a Governmental Entity pursuant to which the Company currently operates or holds any interest in any of their properties or (ii) of a Governmental Entity which is required for the operation of its business of the Company or the holding by any such entity of any such interest. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     3.18 Litigation.  There is no action, suit, claim or proceeding of any
          ----------
nature pending, or, to the Company's knowledge, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors which would have a Company Material Adverse Effect, nor, to the knowledge of the Company, is there any reasonable basis therefor. To the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors (nor, to the best knowledge of the Company, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

     3.19 Accounts Receivable; Inventory.
          ------------------------------

          (a) The Company has made available to Parent a list of all accounts receivable (or classes of accounts receivable) of the Company as of August 31, 1998 along with a range of days elapsed since invoice.

          (b) All accounts receivable arose in the ordinary course of business, including the amount of the reserves therefor set forth in Section 3.19(b) of the Company Disclosure Schedule.

No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

          (c) All of the inventories of the Company reflected on the Company Financials and the Company's books and records were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods.

     3.20 Minute Books. The minutes of the Company made available to counsel for
          ------------
Parent are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its respective shareholders or actions by written consent since the time of incorporation of the Company.

     3.21 Environmental Matters.
          ---------------------

          (a)  Hazardous Material. The Company has not: (i) operated any
               ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and
 ------------------
safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b)  Hazardous Materials Activities. The Company has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has it disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of
                             ------------------------------
any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits. The Company currently holds all environmental approvals,
               -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

           (d)  Environmental Liabilities.  No action, proceeding, revocation
                -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company has no knowledge of any fact or circumstance which is more likely than not to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     3.22  Brokers' and Finders' Fees; Third Party Expenses.  Except for Finder
           ------------------------------------------------
under the Finder Agreement, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

     3.23  Employee Benefit Plans and Compensation.
           ---------------------------------------

           (a) The following terms shall have the meanings set forth below:

                (i)   "Affiliate" shall mean any other person or entity under
                       ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                (ii)  "Employee Plan" shall mean any plan, program, policy,
                       -------------
practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                (iii) "COBRA" shall mean the Consolidated Omnibus Budget
                       -----
Reconciliation Act of 1985, as amended;

                (iv)  "DOL" shall mean the Department of Labor;
                       ---

                (v)   "Employee" shall mean any current or former employee,
                       --------
consultant or director of the Company or any Affiliate;

                (vi)  "Employee Agreement" shall mean each management,
                       ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                (vii) "ERISA" shall mean the Employee Retirement Income Security
                       -----
Act of 1974, as amended;

               (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

               (ix)   "IRS" shall mean the Internal Revenue Service;
                       ---

               (x)    "PBGC" shall mean the Pension Benefit Guaranty
                       ----
Corporation; and

               (xi)   "Pension Plan" shall mean each Employee Plan which is an
                       ------------
"employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b)  Schedule.  Schedule 3.23(b) of the Company Disclosure Schedule
               --------
contains an accurate and complete list of each Employee Plan and each Employee Agreement. The Company has no any plan or commitment to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement.

          (c)  Documents.  The Company has made available to Parent: (i) correct
               ---------
and complete copies of all documents embodying each Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan;
(iii) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan; (v) all material written agreements and contracts relating to each Employee Plan, including, but not limited to, administrative service agreements and group insurance contracts;
(vi) all communications material to any Employee or Employees (other than individual benefits Statements) relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (vii) all material correspondence to or from any governmental agency relating to any Employee Plan; (viii) all COBRA forms and related notices; (ix) all insurance policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan; and (x) all discrimination tests for each Employee Plan subject to discrimination testing for the most recent plan year.

          (d)  Employee Plan Compliance.  (i) The Company has performed all
               ------------------------
material obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in accordance with its terms and in substantial compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) to the knowledge of the Company, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under

Section 408 of ERISA, has occurred with respect to any Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan;
(iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration and termination expenses); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e)  No Pension Plans.  Neither the Company nor any Affiliate has ever
               ----------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan.

          (f)  No Post-Employment Obligations. No Employee Plan provides, or
               ------------------------------
reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (g)  COBRA.  Neither the Company nor any Affiliate has, prior to the
               -----
Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

          (h)  Effect of Transaction.  The execution of this Agreement and the
               ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (i)  Employment Matters.  The Company: (i) is in compliance with all
               ------------------
applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

           (j)  Labor.  No work stoppage or labor strike against the Company is
                -----
pending, or to the knowledge of the Company, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

           (k)  No Interference or Conflict.  To the knowledge of the Company,
                ---------------------------
no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or presently proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or presently proposed to be conducted by the Company, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     3.24  Insurance.  Section 3.24 of the Company Disclosure Schedule lists all
           ---------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     3.25  Compliance With Laws.  The Company has complied with, is not in
           --------------------
violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, law or regulation.

     3.26  Warranties; Indemnities.  Except for the warranties and indemnities
           -----------------------
contained in those contracts and agreements set forth in Section 3.15(a) of the Company Disclosure Schedule, the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company.

     3.27  Complete Copies of Materials.  The Company has delivered or made
           ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     3.28  Statements in Shareholder Solicitations.  The information supplied by
           ---------------------------------------
the Company for inclusion in any solicitation to be sent to the Company Shareholders shall not, on the date the solicitation is first mailed to the Company Shareholders and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for approval of the this Agreement which has become false or misleading. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the solicitation, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     3.29  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Company (as modified by the Company Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the Shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby represent and warrant to Company, subject to such exceptions as are disclosed in the disclosure schedule (referencing the appropriate Section and paragraph numbers) separately supplied by Parent and Merger Sub (the "Parent Disclosure Schedule"), that on the date hereof and as of
                 --------------------------
the Effective Time as though made at the Effective Time; provided that, the representations and warranties as of a specified date will be true and correct as of such date, as follows:

     4.1  Organization, Standing and Power.  Parent and Merger Sub are
          --------------------------------
corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby. Parent has made available a true and correct copy of the Certificate of Incorporation and Bylaws of Parent, as amended to date, and the Certificate of Incorporation and Bylaws of Merger Sub to counsel for the Company. For all purposes of this Agreement, the term "Parent Material Adverse Effect" means any change, event or
                     ------------------------------
effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of Parent and its subsidiaries taken as a whole.

     4.2  Authority.  Each of Parent and Merger Sub has all requisite corporate
          ---------
power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub (including any necessary stockholder approval), and no further action is required on the part of Parent or Merger Sub to authorize this Agreement, any Related Agreement to which it is a party or the transactions contemplated hereby and thereby. This Agreement and the Merger have been approved by the Boards of Directors of Parent and Merger Sub. This Agreement and any Related Agreements to which Parent and Merger Sub are parties have been duly executed and delivered by Parent and Merger Sub and constitute the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.3  Subsidiaries.  Parent has two subsidiaries which are LookSmart
          ------------
International Pty Limited, a company duly organized and operating under the laws of Australia, and Merger Sub, a Delaware corporation. The Parent is not a participant in any joint venture or partnership and has no subsidiaries other than LookSmart International Pty Limited and Merger Sub.

     4.4  Capitalization.
          --------------

          (a) As of the Execution Date, the authorized capital stock of the Parent consists of 10,750,000 shares of Common Stock, $.001 par value, of which 3,179,375 shares are issued and outstanding, and 4,369,283 shares of Preferred Stock, $.001 par value, 1,981,325 of which are designated Series A Preferred, of which 1,058,769 shares are issued and outstanding, and 2,387,958 of which are designated Series B Preferred, all of which are issued and outstanding. The authorized capital stock of the Merger Sub consists of 1,000 shares of Common Stock, $.001 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and held by the Parent. All such shares of Parent and Merger Sub have been duly authorized and validly issued, are fully paid and nonassessable, are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, are not subject to preemptive rights created by statute, the charter documents or Bylaws of Parent as currently in effect or any agreement to which Parent is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. The Parent has reserved (i) 922,556 shares of Series A Preferred for issuance upon exercise of outstanding warrants to purchase Series A Preferred;
(ii) sufficient shares of Common Stock for issuance upon conversion of the Preferred Shares; (iii) 1,125,000 shares of Common Stock for issuance to employees, consultants and advisors pursuant to the Parent's 1998 Stock Plan; and (iv) 1,830,000 shares of Common Stock for issuance upon exercise of outstanding warrants to purchase Common Stock. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (b) The shares of Junior Preferred Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, nonassessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the charter documents or Bylaws of Parent or Merger Sub or any agreement to which Parent or Sub is a party or is bound and will be issued in compliance with federal and state securities laws.

     4.5  Compliance with Other Instruments.  Parent and Merger Sub are not in
          ---------------------------------
violation of any term of their respective current Certificates of Incorporation or Bylaws, or in any respect of any term or provision of any mortgage, loan, indenture, contract, agreement, instrument, judgment or decree, and to their knowledge, are not in violation of any order, statute, rule or regulation applicable to Parent or Merger Sub, which violation has or would have a material adverse effect on the Parent's or Merger Sub's business. The execution, delivery and performance by Parent or Merger Sub of this Agreement and each Related Agreement to which either is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Junior Preferred Stock has not resulted and will not result in (with or without giving effect to the passage of time or the giving of notice) any material violation of, material conflict with, or constitute a material default or require any consent or waiver under any mortgage, loan, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule, regulation, or the Parent's or Merger Sub's Certificate of Incorporation or Bylaws, or the creation of any mortgage, pledge, lien encumbrance or charge upon any of the properties or assets of Parent or Merger Sub or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to Parent or Merger Sub, their businesses or operations or any of their assets or properties; and there is no such violation or default or event which, with the passage of time or giving of notice or both, would constitute a violation or default which would adversely affect the business of Parent or Merger Sub or any of their properties or assets.

     4.6  Intellectual Property.  Parent owns or has the right, or prior to the
          ---------------------
Closing will own or have the right, to use, free and clear of all liens, charges, claims and restrictions, all Intellectual Property (as defined in Section 3.14(a)(i)) necessary to its business as now conducted and, to the best of its knowledge, is not infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, including without limitation any right or claimed rights disclosed in the Exhibits hereto.

     4.7  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to
                -------------------
any agreement with Parent (so as not to trigger any Conflict), is required by or with respect to Parent in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent is a party or the consummation of the transactions contemplated hereby and thereby, except for the filing of the Merger Agreement with the Secretaries of the States of Texas and Delaware.

     4.8   Litigation, etc.  There are no actions, suits, proceedings or
           ---------------
investigations pending or currently threatened against Parent, Merger Sub or their properties before any court or governmental agency (nor, to Parent and Merger Sub's knowledge, is there any threat thereof), and none which questions the Intellectual Property of Parent, the validity of this Agreement, or any action taken or to be taken in connection herewith or therewith.

     4.9   Employees.  To Parent's knowledge, no employee of Parent is in
           ---------
violation of any term of any employment contract, patent disclosure agreement, confidentiality agreement or any other contract or agreement relating to the relationship of any such employee with Parent or any other party. Parent does not have any collective bargaining agreements covering any of its employees.

     4.10  Employee and Consultant Agreements.  Each consultant retained by, and
           ----------------------------------
each person currently employed by Parent has executed (or will execute by the Closing Date) a Confidential Information and Invention Assignment Agreement in Parent's standard form.

     4.11  Registration Rights and Voting Rights.  Except as contemplated in the
           -------------------------------------
Investors' Rights Agreement, Parent has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To Parent's knowledge except as contemplated in Parent's Voting Agreement of May 7, 1998 and in the Series 1 Voting Agreement, no stockholders of Parent have entered into any agreements with respect to the voting of capital shares of Parent.

     4.12  Brokers or Finders.  Parent and Merger Sub have not incurred, and
           ------------------
will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.13  Financial Statements. Section 4.12 of the Parent Disclosure Schedule
           --------------------
sets forth Parent's unaudited financial statements for the fiscal year ended June 30, 1998, and Parent's unaudited balance sheet as of August 31, 1998, and the related unaudited statement of income for the period ending August 31, 1998 (the "Parent Interim Financials"). To the best of Company's knowledge, the
      -------------------------
Parent Interim Financials present fairly the financial condition and operating results of Parent as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance. Parent's unaudited Balance Sheet as of August 31, 1998 shall be hereinafter referred to as the "Parent Current Balance Sheet."
                                ----------------------------

     4.14  Employee Benefit Plans.  Parent does not have any Employee Benefit
           ----------------------
Plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a party to any "multi-employer plan" as defined under ERISA.

     4.15  Tax Returns, Payments and Elections.  Parent has filed all tax
           -----------------------------------
returns and reports as required by law. These returns and reports are true and correct in all material respects. Parent has paid all taxes and other assessments due, except those contested by it in good faith which are listed
Section 4.14 of the Parent Disclosure Schedule. The provision for taxes of Parent as shown in the Parent's most recent financial statements is adequate for taxes due or accrued as of the date thereof. Parent has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a Parent Material Adverse Effect. There are no pending audits by any federal, state, local or foreign taxation authorities relating to Parent or its subsidiaries, and Parent does not know of any additional assessments or adjustments pending or threatened against Parent or any of its subsidiaries for any period, nor of any basis for any such assessment or adjustment.

     4.16  Representations Complete.  None of the representations or warranties
           ------------------------
made by Parent or Merger Sub (as modified by any exceptions listed on the Parent Disclosure Schedule), nor any statement made in any schedule or certificate furnished by Parent or Merger Sub pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of Parent or Merger Sub in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its reasonable commercial efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement or the Disclosure Schedule, the Company shall not, without the prior written consent of Parent:

          (a) Make any expenditures or enter into any commitment or transaction exceeding $10,000 individually or $50,000 in the aggregate;

          (b) (i) Other than in the ordinary course of Company's business and consistent with past practices, sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity,
(ii) other than Intellectual Property Rights acquired by the Company pursuant to "shrink-wrap" and similar widely available commercial end-user licenses (in each case which is not included in the Company's products or technology including products and technology currently available or under development), buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to development of any Intellectual Property with a third party or (iv) change the pricing or royalties charged by the Company to its customers or licensees or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (c) Except in the ordinary course of business and consistent with past practices, enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (e)  Commence or settle any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefor);

          (g) Except for issuance in connection with debt conversion, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities.

          (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws; (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (j) Other than non-exclusive licenses of the Company's products in the ordinary course of business, sell, lease, license or otherwise dispose of any of its properties or assets;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (m) Grant any severance or termination pay (i) to any director or officer of the Company or (ii) to any other employee of the Company except payments made pursuant to standard written agreements outstanding on the date hereof or as disclosed in the Disclosure Schedule;

          (n) Adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) Pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Current Balance Sheet;

          (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) Enter into any strategic alliance or joint marketing arrangement or agreement;

          (s) Other than as specifically requested in writing by Parent or as contemplated by this Agreement, accelerate the vesting schedule of any of the outstanding Company Options or Company Stock;

          (t)  Hire or terminate employees or encourage employees to resign; or

          (u) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (t) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     5.2  No Solicitation
          ---------------


          (a) Until the earlier of (i) October 26, 1998, and (ii) the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, the Company will not (nor will the Company permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees:

               (i) solicit, encourage, initiate or participate in any negotiations or discussions or enter into any agreement with respect to, any offer or proposal to acquire all, substantially all or a significant portion of the Company's business, properties or technologies or any portion of the Company's capital stock (whether or not outstanding) whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction,

               (ii) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records or

               (iii) assist or cooperate with any person to make any proposal to purchase all or any part of the Company's capital stock or assets.

          (b) In addition to the foregoing, if the Company receives, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request relating to any of the above, the Company shall:

               (i) immediately notify Parent thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request, and

               (ii) shall not respond orally to any offer, proposal, or request, providing only the following written response to any such offer, proposal, or request: "BeSeen.com, Inc. (the "Company") has signed a Letter of Intent with another party regarding the sale of the Company. As a result, the Company is bound by a "no-shop" agreement and will not, prior to October 26, 1998, entertain or cooperate with any inquiry, proposal, or offer from any third party during these negotiations. "

          (c) The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 5.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Parent shall be entitled to seek an injunction or injunctions, without bond, to prevent breaches of the provisions of this Section 5.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Company Shareholder and Parent and Merger Sub Stockholder Approvals
          -------------------------------------------------------------------


          (a) As promptly as practicable, the Company shall submit this Agreement and the transactions contemplated hereby, including without limitation the Merger, to the Company Shareholders for approval as provided by Texas Law and the Company's Articles of Incorporation and Bylaws. The materials submitted to the Company Shareholders shall be subject to review and approval by Parent and include information regarding Parent and the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger, this Agreement and the transactions contemplated hereby.

          (b) As promptly as practicable, Parent shall submit this Agreement and the transactions contemplated hereby, including without limitation the Merger, to Parent's stockholders for approval and adoption as provided by Delaware law and Parent's Certificate of Incorporation and Bylaws. The materials submitted to Parent's stockholders shall include the unanimous recommendation of the Board of Directors of Parent in favor of the Merger, this Agreement and the transactions contemplated hereby.

          (c) As promptly as practicable, Merger Sub shall submit this Agreement and the transactions contemplated hereby, including without limitation the Merger, to Merger Sub's stockholder for approval and adoption as provided by Delaware law and Merger Sub's Certificate of Incorporation and Bylaws. The materials submitted to Merger Sub's stockholder shall include the unanimous recommendation of the Board of Directors of Merger Sub in favor of the Merger, this Agreement and the transactions contemplated hereby.

     6.2  Access to Information. Each party shall afford the others and their
          ---------------------
respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to
(i) all of its properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein.

     6.3  Confidentiality. Each of the parties hereto hereby agrees to keep the
          ---------------
terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 6.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(i) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (ii) is generally known to the public and did not become so known through any violation of law, (iii) became known to the public through no fault of such party, (iv) is later lawfully acquired by such party without confidentiality restrictions from other sources, (v) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order or subpoena and an opportunity to object or take other available action) or (vi) which is disclosed in the course of any litigation between any of the parties hereto.

     6.4  Expenses. Unless the Merger is consummated, all fees and expenses
          --------
incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with
                --------------------
the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     6.5  Public Disclosure. Unless otherwise required by law (including,
          -----------------
without limitation, federal and state securities laws) prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by the other parties prior to release, provided that such approval shall not be unreasonably withheld.

     6.6  Consents. Parent and the Company shall use commercially reasonable
          --------
efforts to obtain the consents, waivers and approvals under any contract or permit as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Disclosure Schedule and Parent Disclosure Schedule) so as to preserve all rights of and benefits to the Parent and Company thereunder.

     6.7  FIRPTA Compliance. On or prior to the Closing Date, the Company shall
          -----------------
deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of Treasury Regulation Section 1.1445-2(c)(3).

     6.8  Reasonable Efforts. Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     6.9   Notification of Certain Matters. The Company shall give prompt notice
           -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     6.10  Tax Treatment. Each of the Parties undertakes and agrees to use its
           -------------
reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and to take no action which would cause the Merger not to so qualify.

     6.11  Foreign Corporation Application. Parent and Merger Sub shall cause
           -------------------------------
the Surviving Corporation to file an application to qualify to do business as a foreign corporation in Texas.

     6.12  Additional Documents and Further Assurances. Each party hereto, at
           -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

     7.1   Conditions to Obligations of Each Party to Effect the Merger. The
           ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions :

           (a)  Company Shareholder Approval. This Agreement and the Merger
                ----------------------------
shall have been approved by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation and Bylaws.

           (b)  Parent Stockholder Approval. This Agreement and the Merger
                ---------------------------
(including any amendments to Parent's Certificate of Incorporation reasonably necessary to consummate the transactions contemplated by this Agreement) shall have been approved and adopted by the stockholders of Parent by the requisite vote under applicable law and Parent's Certificate of Incorporation and Bylaws.

          (c)   Merger Sub Stockholder Approval. This Agreement and the Merger
                -------------------------------
(including any amendments to Merger Sub's Certificate of Incorporation reasonably necessary to consummate the transactions contemplated by this Agreement) shall have been approved and adopted by the stockholders of Merger Sub by the requisite vote under applicable law and Merger Sub's Certificate of Incorporation and Bylaws.

          (d)   No Injunctions or Restraints; Illegality. No temporary
                ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (e)   Additional Tax Representations. Parent and Company shall have
                ------------------------------
executed prior to Closing or as soon as practicable after the Execution Date, certificates providing for certain additional tax representations and warranties substantively similar to those set forth at Exhibit F hereto.
                                            ---------

          (f)   Investors' Rights Agreement. The Investors' Rights Agreement
                ---------------------------
shall have been duly executed by the parties thereto and delivered by the Parent to the Company Shareholders.

          (g)   Other Governmental Approvals. All approvals from government
                ----------------------------
authorities, including without limitation any requisite Blue Sky approvals, which are appropriate or necessary for the consummation of the Merger, shall have been obtained.

          (h)   Litigation. There shall be no bona fide action, suit, claim or
                ----------
proceeding of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or other transactions contemplated by the terms of this Agreement.

          (i)   Consents and Approvals. Each party shall have obtained any and
                ----------------------
all consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable. No consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

          (j)   Section 83(b) Elections. Each of the Principal Shareholders
                -----------------------
shall have delivered to the Exchange Agent an executed Section 83(b) Election with respect to those shares of Junior Preferred Stock subject to vesting or other transfer restrictions.

     7.2  Additional Conditions to Obligations of the Company. The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)   Representations and Warranties. The representations and
                ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties that are qualified by references to "material" or "Material Adverse Effect" which all shall be true and correct in all respects, and except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

          (b)   Agreements and Covenants. Parent and Merger Sub shall have
                ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c)   Legal Opinion. The Company shall have received a legal opinion
                -------------
from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent, in form and substance reasonably acceptable to counsel of Company.

          (d)   Due Diligence Investigation. Company shall have completed its
                ---------------------------
due diligence investigation of Parent to Company's reasonable satisfaction, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of Parent contained herein. In this regard, Company's due diligence investigation shall be conclusively deemed to have been completed to Company's reasonable satisfaction in the event that (i) the Parent Disclosure Schedule attached hereto does not require subsequent modification in order to make Parent's representations and warranties true and correct in all material respects on and as of the Closing Date, and (ii) within five days of the Execution Date, no information or knowledge obtained in Company's investigation of the litigation between Parent and Hollinger Digital, Inc., shall affect or be deemed to modify any representation or warranty of Parent contained herein or in the Parent Disclosure Schedule attached hereto.

          (e)   Parent 1997 Financial Statements. Parent shall have completed
                --------------------------------
and delivered to the Company a copy of its audited financial statements for the fiscal year ended June 30, 1998.

          (f)   Material Adverse Change. There shall not have occurred any
                -----------------------
Parent Material Adverse Change since the date of the Parent Current Balance
Sheet.

          (g)   Employment Arrangements. Parent shall have entered into the (i)
                -----------------------
Employment Letters, (ii) Confidential Information and Invention Assignment Agreements, and (iii) Non-Competition Agreements with each of the Principal Shareholders.

          (h)   Stock Re-Purchase Agreements. Parent shall have entered into
                ----------------------------
Restricted Stock Re-Purchase Agreements with each of the Principal Shareholders.

     7.3  AdditionaL Conditions to the Obligations oF Parent and Merger Sub. The
          -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)   Representations and Warranties. The representations and
                ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties that are qualified by references to "material" or "Material Adverse Effect" which all shall be true and correct in all respects, and except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company.

          (b)   Agreements and Covenants. The Company shall have performed or
                ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

          (c)   Legal Opinion. Parent shall have received a legal opinion from
                -------------
Gray Cary Ware & Friedenrich LLP, legal counsel to the Company, in form and substance reasonably acceptable to counsel of Parent.

          (d)   Material Adverse Change. There shall not have occurred any
                -----------------------
Company Material Adverse Change since the date of the Company Current Balance Sheet.

          (e)   No Dissenters. No holders of more than five (5%) of the
                -------------
outstanding shares of Company Stock shall have exercised, nor shall they have any continued right to exercise, dissenters' rights under applicable law with respect to their shares by virtue of the Merger.

          (f)   Third-Party Consents. Parent shall have been furnished with
                --------------------
evidence satisfactory to it that the Company has obtained all required consents, approvals and waivers of third parties necessary to consummate the Merger.

          (g)   Employment Arrangements. Parent shall have entered into the (i)
                -----------------------
Employment Letters (ii) Confidential Information and Invention Assignment Agreements, and (iii) Non-Competition Agreements with each of the Principal Shareholders.

          (h)   Stock Re-Purchase Agreements. Parent shall have entered into
                ----------------------------
Stock Re-Purchase Agreements with Drew Duncan and Josh Elmore.

          (i)   Due Diligence Investigation. Parent shall have completed its due
                ---------------------------
diligence investigation of the Company to Parent's reasonable satisfaction, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of the Company contained herein. In this regard, Parent's due diligence investigation shall be conclusively deemed to have been completed to Parent's reasonable satisfaction in the event that the Company Disclosure Schedule attached hereto does not require subsequent modification, in order to make the Company's representations and warranties true and correct in all material respects on and as of the Closing Date.

          (j)   Company Balance Sheet Statements. The Company shall have
                --------------------------------
completed and delivered to Parent a copy of its Company Current Balance Sheet and Company Interim Financials as defined in Section 3.8.

          (k)   Conversion. All of the Company's outstanding notes, warrants,
                ----------
loans and other convertible securities shall have been converted into Company Stock or otherwise satisfied by Company.

          (l)   Escrow Agreement. The Escrow Agreement shall have been duly
                 ---------------
executed and delivered.

          (m)   Series 1 Voting Agreement. The Series 1 Voting Agreement shall
                -------------------------
have been duly executed and delivered.


                                 ARTICLE VIII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     8.1  Survival of Representations, Warranties and Covenants. The
          -----------------------------------------------------
representations, warranties, covenants and other agreements of the Company, Parent and Merger Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the twelve (12) month anniversary of the Closing Date.

     8.2  Indemnification by Company and Company Shareholders. The Company,
          ---------------------------------------------------
Finder and each Company Shareholder, jointly and severally, agrees to indemnify and hold Parent and its officers, directors, employees, agents, shareholders and affiliates, including the Surviving Corporation (the "Parent Indemnified
                                                      ------------------
Parties"), harmless against all claims, losses, liabilities, damages,
-------
deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively
                                                        ----
"Losses") incurred or suffered by the Parent Indemnified Parties, or any of them
 ------
(including the Company after the Closing), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement, (ii) any failure by the Company to perform or comply with any covenant contained in this Agreement.

          (a)   Losses Subject to Compensation Solely Through Escrow Fund. For
                ---------------------------------------------------------
any Losses claimed by the Parent Indemnified Parties after the Closing, with the exception of Losses due to any breach or inaccuracy of a representation or warranty of the Company contained in Sections 3.11 or 3.14, the Parent Indemnified Parties shall have as their sole and exclusive remedy to obtain compensation from the Escrow Fund pursuant to Section 8.3 of this Agreement and the terms and conditions of the Escrow Agreement.

          (b)   Losses Excluded From Compensation Solely Through Escrow Fund.
                ------------------------------------------------------------
For any Losses claimed by the Parent Indemnified Parties after the Closing due to any breach or inaccuracy of a representation or warranty of the Company contained in Sections 3.11 or 3.14, only the Principal Shareholders shall have liability for such Loss to the extent, and only to the extent, such Losses exceeds the Escrow Fund, but any such liability shall not exceed the total amount of the Merger Consideration received by the Principal Shareholders.

     8.3  ESCROW Fund.
          -----------
          (a) The Escrow Fund shall be available to compensate in full Parent Indemnified Parties for Losses which the Parent Indemnified Parties may suffer, sustain or become subject to directly or indirectly pursuant to Section 8.2(a). A Parent Indemnified Party may not receive any payments from the Escrow Fund unless and until Claim Certificates (as defined in Section 8.3(d) below) identifying Losses have been delivered to the Escrow Agent as provided in
Section 8.3(e).

          (b)   Claims Period, Distribution upon Termination of Claims Period.
                -------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate six months from the date thereof (the "Claims Period"). As soon as all such Claims (as defined in Section 8.3(d)) have been resolved pursuant to this Section 8.3 and the Escrow Agreement, the Escrow Agent shall deliver the amount remaining in the Escrow Fund to the Company Shareholders and Finder, pro rata based upon the respective numbers of shares of Company Stock held by each immediately prior to the Effective Time.

          (c)   Protection of Escrow Fund. The Escrow Agent shall hold and
                -------------------------
safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and the Escrow Agreement, and not as the property of the Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof and thereof.

          (d)   Claims Upon Escrow Fund. A Parent Indemnified Party may, from
                -----------------------
time to time on or prior to expiration of the Claims Period, make a claim to some or all of the Escrow Fund (a "Claim") by delivering to the Escrow Agent a
                                   -----
certificate (a "Claim Certificate") signed, if in the
                -----------------
case the claim is made by Parent or the Surviving Corporation, by the president or any vice president of Parent or Surviving Corporation, stating: (i) that Parent Indemnified Party is entitled to be indemnified, or reasonably expects to have a claim for such indemnification; (ii) the reasons therefor, set forth in reasonable detail; (iii) the amount of the claim by Parent Indemnified Party, which, where the amount of the claim is not a liquidated sum, shall be the amount reasonably estimated by Parent Indemnified Party; (iv) that Parent Indemnified Party has delivered a copy of such Claim Certificate to the Shareholders' Representative (as defined herein) and the date on which such copy was delivered.

          (e)   Objections to Claims. The Shareholders' Representative, acting
                --------------------
on behalf of the Company Shareholders and Finder, may dispute or object to any Claim, in whole or in part, by delivering to the Escrow Agent a notice (an "Objection Notice") stating: (i) that the Shareholders' Representative disputes or objects to such Claim; (ii) the reasons for such objections or dispute, set forth in reasonable detail; (iii) that the Shareholders' Representative has delivered a copy of the Objection Notice to Parent and the date on which such copy was delivered; and (iv) the portion of the Claim set forth in the Claim Certificate, if any, that is not disputed or objected to. In the event of an Objection Notice, the Parent and the Shareholders' Representative shall attempt in good faith to agree upon the rights of the respective parties with respect to such claims. If the Parent and Shareholders' Representative so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. If no agreement can be reached after good faith negotiation, both the Parent and the Shareholders' Representative will participate in a mutually agreeable form of nonbinding mediation.

          (f)   Resolution of Conflicts. The Escrow Agent shall not make any
                -----------------------
distribution from the Escrow Fund with respect to any Claim made by a Parent Indemnified Party hereunder until: (i) it receives the written consent or agreement of the Shareholders' Representative with respect to such distribution; or (ii) there is a Final Decision with respect to a disputed Claim. "Final Decision" means a decision, order, judgment or decree of an arbitrator or court having jurisdiction that is either not subject to appeal or as to which notice of appeal has not been timely filed or served.

          (g)   Payment of Claims. If the Escrow Agent receives from the
                -----------------
Shareholders' Representative written notice of consent or agreement to all or part of a Claim, the Escrow Agent shall thereupon promptly pay to the Parent Indemnified Party from the Escrow Fund as specified in the Escrow Agreement, or, upon the written election of the Shareholders' Representative, shall distribute a cash payment received from the Shareholders and Finder in the amount of the Claim to the Parent Indemnified Party in lieu of such distribution of the Escrow Fund. For the purposes of payment of Claims, shares of Junior Preferred Stock in the Escrow Fund shall be valued at their fair market value, as reasonably determined by the Board of Directors of Parent at the time a Claim is to be paid. Valuation of shares in the Escrow Fund shall be provided in writing to the Escrow Agent and Shareholder Representative by Parent.

          (h)   Power of Attorney of Shareholders' Representative.
                -------------------------------------------------

                (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Company Shareholder or Finder, Drew Duncan shall be appointed as agent and attorney-in-fact (the "Shareholders' to execute the Escrow Agreement, to give and receive notices and communications, to authorize delivery to a Parent Indemnified Party of payments from the Escrow Fund in satisfaction of a Claim by the Parent Indemnified Party, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Shareholders' Representative for the accomplishment of the foregoing. Such agency may be changed by such Company Shareholders and Finder prior to the Effective Time, and after the Effective Time by such persons from time to time upon not less than thirty (30) days prior written notice to the Parent; provided that the Shareholders' Representative may not be removed unless holders of two-thirds of such Shares agree to such removal. Any vacancy in the position of Shareholders' Representative may be filled by approval of such persons. No bond shall be required of the Shareholders' Representative, and the Shareholders' Representative shall not receive compensation for his or her services. Notices or communications to or from the Shareholders' Representative shall constitute notice to or from each of the former Company Shareholders and Finder.

                (ii) The Shareholders' Representative shall not be liable for any act done or omitted hereunder as Shareholders' Representative while acting in good faith and in the exercise of reasonable judgment. The Company Shareholders and Finder shall severally indemnify the Shareholders' Representative and hold the Shareholders' Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of the duties of the Shareholders' Representative hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Representative.

          (i)   Actions of Shareholders' Representative. A decision, act,
                ---------------------------------------
consent or instruction of the Shareholders' Representative shall constitute a decision of all the Company Shareholders and Finder and shall be final, binding and conclusive upon each of such Company Shareholders and Finder, and the Escrow Agent and the Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and every such Company Shareholder and Finder. The Escrow Agent and the Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Representative.

          (j)   Third-Party Claims. In the event the Parent becomes aware of a
                ------------------
third-party claim which the Parent believes may result in a demand against the Escrow Fund, the Parent shall notify the Shareholders' Representative of such claim, and the Shareholders' Representative, as representative for the Company Shareholders and Finder, shall be entitled, at their expense, to participate in any defense of such claim. The Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Shareholders' Representative which shall not be unreasonably withheld, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholders' Representative has consented to any such settlement and expressly agreed that the claim is a valid claim against the Escrow Fund, the Shareholders' Representative shall have no power or authority to object under any provision of this Article VIII to the amount of any claim by the Parent against the Escrow Fund with respect to such settlement.

          (k)  Escrow Agent's Duties.  The Escrow Agent shall be obligated only
               ---------------------
for the performance of such duties as are specifically set forth in the Escrow Agreement.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1  Termination. Except as provided in Section 9.3 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) thirty (30) business days from the Execution Date of this Agreement (provided that (A) the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose failure to use its commercially reasonable efforts to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, and (B) such date shall be automatically extended pursuant to Section 9.2 in the event of a curable material breach);
(ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of all or any portion of the business of the Company or
(ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within thirty (30) days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 7.3(a) or (b), as the case may be, would not then be satisfied; or

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within thirty (30) days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 7.2(a) or (b), as the case may be, would not then be satisfied.

     Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     9.2   Extension of Effective Time Upon Material Breach.  Should Parent or
           ------------------------------------------------
Company be in curable material breach of its obligations under this Agreement pursuant to Sections 9.1(d) or (e), respectively, the Effective Time shall be automatically extended for an additional thirty (30) days following written notice to the other party, in order to provide time to cure such material breach.

     9.3   Effect of Termination.  In the event of termination of this Agreement
           ---------------------
as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 6.3 and 6.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     9.4   Amendment.  Except as is otherwise required by applicable law after
           ---------
the shareholders of the Company and the shareholders of Parent approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.5   Extension; Waiver.  At any time prior to the Effective Time, Parent
           -----------------
and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              GENERAL PROVISIONS

     10.1  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

                  LookSmart Ltd.
                  487 Bryant Street
                  San Francisco, California 94107
                  Attention: Edward O'Dea
                  Telephone No.: (415) 597-8527
                  Facsimile No.: (415) 597-4863

               with a copy to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attention:  Hank Barry, Esq.
                  Telephone No.:  (650) 493-9300
                  Facsimile No.:  (650) 493-6811

          (b)  if to the Company, to:

                  BeSeen.com, Inc.
                  610 Highland Avenue
                  Austin, Texas 78703
                  Attention: Josh Elmore
                  Telephone No.: (512) 478-7489
                  Facsimile No.: (512) 478-8822

               with a copy to:

                  Gray Cary Ware & Friedenrich LLP
                  100 Congress Avenue
                  Suite 1440
                  Austin, Texas 78701
                  Attention: Paul Hurdlow, Esq.
                  Telephone No.: (512) 457-7020
                  Facsimile No.: (512) 457-7070

          (c)  Interpretation.  The words "include," "includes" and "including"
               --------------
when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          (e)  Entire Agreement; Assignment.  This Agreement, the Schedules and
               ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder (except with respect to the Escrow Agent and Shareholders' Representative defined in Article VIII); and (ii) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          (f)  Severability.  In the event that any provision of this Agreement
               ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          (g)  Other Remedies.  Except as otherwise provided herein, any and all
               --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          (h)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocable consents to the exclusive jurisdiction and venue of any court within San Francisco County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

          (i)  Rules of Construction.  The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (j)  Specific Performance.  The parties hereto agree that irreparable
               --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.

BESEEN.COM, INC.                        LOOKSMART, LTD.


By:   /s/  Josh Elmore                  By:   /s/ Evan Thornley
   -------------------------------         ---------------------------------
   Name:                                   Name:
   Title:                                  Title:

LS SUB, INC.                            U.S. BANK TRUST


By:   /s/ Evan Thornley                       /s/ Barbara Wise
   -------------------------------      ------------------------------------
   Name:                                   Name:
   Title:                                  Title:

     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.



                                             /s/  Josh Elmore
                                        ---------------------------------
                                        JOSH ELMORE

     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.


                                             /s/ Drew Duncan
                                        -----------------------------------
                                        DREW DUNCAN

     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.



                                    TOMAS AND MARY DUNCAN

                                         /s/ Thomas Duncan
                                    ---------------------------------------
                                    Thomas Duncan

                                         /s/ Mary Duncan
                                    ---------------------------------------
                                    Mary Duncan

     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.


                                         /s/  Allen Lee
                                    ---------------------------------------
                                    ALLEN LEE

     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.


                                    GCWF INVESTMENT PARTNERS LLC


                                    By: /s/  Douglas J. Rein
                                       ------------------------------------
                                    Name:      Douglas J. Rein
                                         ----------------------------------
                                    Title:   Vice President
                                          ---------------------------------

     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.


                                    RAINMAKER CAPITAL


                                    By:    /s/ Erik Ott
                                       ------------------------------------
                                    Name:      Erik Ott
                                         ----------------------------------
                                    Title: Authorized Member
                                          ---------------------------------

     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.


                                    Paul E. Hurdlow, Esq.


                                         /s/ Paul Hurdlow
                                    ------------------------------------

The Company believes the Invisalign System will develop tremendous consumer appeal, a conclusion supported by a Company sponsored marketing survey of 13,000 adults, a series of consumer focus groups and one-on-one interviews with over 100 adults. Accordingly, the Company believes it can generate significant consumer demand through broad consumer public relations and advertising campaigns.

The Company sponsored marketing survey indicated initial U.S. consumer demand for the Invisalign System of approximately four million patients. The principal determinants of demand were age, desire for improved orthodontic appearance, income level and price sensitivity at a price premium for the Invisalign Systems of $2,000. The survey results can be summarized as follows:

[Insert Table]

Exhibits
--------

Exhibit A    Restated Certificate of Incorporation of Parent
Exhibit B    Employment Letters
Exhibit C    Amended and Restated Investor Rights Agreement
Exhibit D    Escrow Agreement
Exhibit E    Stock Re-Purchase Agreements
Exhibit F    Tax Certificates
Exhibit G    Voting Agreement